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                                                                    EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT

Subsidiaries:

Adaptec Mfg. (S) Pte. Ltd.
Block 1003
Bukit Merah Central #07-09
Singapore 159836
(011-65) 278-7300

Adaptec GmbH
Munchner Strasse 19
85540 Haar Germany
(011-49) 89-456-4060

Adaptec Europe SA
Dreve Richelle 161, BP8
Building M
Waterloo Office Park
B-1410 Waterloo
Belgium
(011-32) 2-352-3411

Adaptec Japan Ltd.
Harmony Tower, 3F
3-32, Honcho 1-chome
Nakano-ku, Tokyo 164
Japan
(011-81) 35-365-6700